UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2010

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2010, the Board of Directors of The Goodyear Tire & Rubber Company ("Goodyear") elected Richard J. Noechel as Vice President and Controller, effective March 1, 2011. Mr. Noechel succeeds Thomas A. Connell, who will retire from Goodyear, also effective March 1, 2011.

Mr. Noechel, 42, has been Vice President, Finance, North American Tire, since December 2008. He joined Goodyear in October 2004 as Assistant Controller. He was Chief Financial Officer of Goodyear’s South Pacific Tyre subsidiary in Australia from April 2006 to February 2008 and was Vice President and Controller from March 2008 to December 2008. Prior to joining Goodyear, Mr. Noechel was Vice President and Controller for Kmart Corporation from 2001 through 2004. He also previously worked for DaimlerChrysler and Price Waterhouse LLP.

Mr. Noechel will continue to participate in Goodyear's Performance Recognition Plan, Performance Plan and Executive Performance Plan, as well as the other benefit plans and programs that generally are available to Goodyear's executive officers and associates.

A copy of the news release announcing Mr. Noechel's appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 News Release, dated December 7, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

December 7, 2010	By:	David L. Bialosky

Name: David L. Bialosky
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release, dated December 7, 2010